Exhibit 99.1

DURECT Corporation Reports Second Quarter 2025 Financial Results and Provides Update on Proposed Acquisition by Bausch Health

Bausch Health will pay $1.75 per share plus up to $350 million in aggregate sales milestones

Transaction expected to close in the third quarter of 2025

CUPERTINO, Calif., August 12, 2025 /PRNewswire / -- DURECT Corporation (Nasdaq: DRRX) today announced financial results for the second quarter ended June 30, 2025 and provided an update on the previously announced acquisition of DURECT by Bausch Health Companies Inc. (Bausch Health).

Recent business highlights and updates:

•
In July 2025, DURECT announced that it entered into an Agreement and Plan of Merger with Bausch Health Americas, Inc. (Bausch Health Americas), a wholly owned subsidiary of Bausch Health and BHC Lyon Merger Sub, Inc. (Merger Sub), with DURECT surviving as a direct or indirect wholly owned subsidiary of Bausch Health (Merger Agreement).Under the terms of the Merger Agreement, Bausch Health will pay $1.75 per share of DURECT common stock in an all-cash transaction for an upfront consideration of approximately $63 million at closing, with the potential for two additional net sales milestone payments of up to $350 million in the aggregate (subject to certain adjustments) if the milestone is achieved before the earlier of the 10 year anniversary of the first commercial sale of larsucosterol in the United States and December 31, 2045. The Merger is expected to be completed in the third quarter of 2025. Pursuant to the terms and conditions of the Merger Agreement, Merger Sub commenced on August 12, 2025 a tender offer to acquire all of DURECT’s outstanding shares of common stock (the Tender Offer). As soon as practicable following the consummation of the Tender Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into DURECT.

Financial Highlights for the First Quarter 2025:

•
Total revenues were $447,000 and net loss was $2.3 million for the three months ended June 30, 2025 compared to total revenues of $646,000 and net loss of $3.7 million for the three months ended June 30, 2024.
•
As of June 30, 2025, cash, cash equivalents and investments were $6.7 million, compared to cash, cash equivalents and investments of $12.0 million at December 31, 2024.

Additional Information and Where to Find It

This communication is not an offer to buy nor a solicitation of an offer to sell any securities of DURECT. The solicitation and the offer to buy shares of DURECT’s common stock is being made pursuant to a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials, that were filed by Bausch Health and Merger Sub with the SEC on August 12, 2025. In addition, DURECT has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer with the SEC on August 12, 2025. The Tender Offer materials and the Solicitation/Recommendation statement, as they may be amended from time to time, contain important information that should be read carefully when they become available and considered before any decision is made with respect to the Tender Offer. Investors will be able to obtain a free copy of these materials and other documents filed by Bausch Health, Merger Sub and DURECT with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, copies of these materials and other documents by calling D.F. King & Co., the information agent for the Tender Offer, toll-free at (800) 628-8528 for stockholders or by calling collect at (212) 596-7578 for banks or brokers.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 OF DURECT AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER

OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

About DURECT Corporation
DURECT is a late-stage biopharmaceutical company pioneering the development of epigenetic therapies that target dysregulated DNA methylation to transform the treatment of serious and life-threatening conditions, including acute organ injury. Larsucosterol, DURECT’s lead drug candidate, binds to and inhibits the activity of DNA methyltransferases, epigenetic enzymes that are elevated and associated with hypermethylation found in alcohol-associated hepatitis (AH) patients. Larsucosterol is in clinical development for the potential treatment of AH, for which the FDA has granted a Fast Track and a Breakthrough Therapy designation; MASH has also been explored. For more information about DURECT, please visit www.durect.com and follow us on X (formerly Twitter) at https://x.com/DURECTCorp.

DURECT Forward-Looking Statements

This press release contains statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would,” or similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on current beliefs and expectations and include, but are not limited to statements regarding beliefs about the potential benefits of the transaction; the considerations taken into account and the determination by the DURECT board of directors in approving the transaction; the planned completion and timing of the transactions contemplated by the Merger Agreement; and the prospective performance and outlook of the surviving company’s business, performance, and opportunities. Actual results may differ materially from those contained in the forward-looking statements contained in this communication, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, uncertainties as to the timing and completion of the Offer and the Merger; uncertainties as to the percentage of DURECT stockholders tendering their Company Shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable regulatory and/or governmental entities (or any conditions, limitations or restrictions placed on such approvals); risks relating to DURECT’s liquidity during the pendency of the Offer and the Merger or in the event of a termination of the Merger Agreement; the risk that the Milestone Payments are not achieved; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, partners, vendors and other business partners; risks related to diverting management’s attention from DURECT’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, and other risks and uncertainties pertaining to DURECT’s business, including the risks and uncertainties detailed in DURECT’s public periodic filings with the SEC, as well as the Offer materials to be filed by Bausch Health Americas and Merger Sub and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by DURECT in connection with the Offer.

Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law. Further information regarding these and other risks is included in DURECT’s most recent Securities and Exchange Commission filings, including its annual report on Form 10-K for the year ended December 31, 2024 and quarterly report on Form 10-Q for the quarter ended June 30, 2025, when filed, under the heading “Risk Factors.” These reports are available on our website www.durect.com under the “Investors” tab and on the SEC’s website at www.sec.gov. All information provided in this press release is based on information available to DURECT as of the date hereof, and DURECT assumes no obligation to update this information as a result of future events or developments, except as required by law.

NOTE: Larsucosterol is an investigational drug candidate under development and has not been approved for commercialization by the U.S. Food and Drug Administration or other health authorities for any indication.

DURECT CORPORATION

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30		Six months ended June 30
	2025	2024	2025	2024
Collaborative research and development and other revenue	$428	$606	$749	$1,102
Product revenue	19	40	19	40
Total revenues	447	646	768	1,142
Operating expenses:
Cost of product revenues	7	27	7	29
Research and development	1,176	2,247	3,059	6,366
Selling, general and administrative	2,067	2,566	4,644	5,246
Total operating expenses	3,250	4,840	7,710	11,641
Loss from operations	(2,803)	(4,194)	(6,942)	(10,499)
Other income (expense):
Interest and other income	93	227	188	548
Change in fair value of warrant liabilities	445	(78)	326	(1,796)
Other income (expense), net	538	149	514	(1,248)
Loss from continuing operations	(2,265)	(4,045)	(6,428)	(11,747)
Income (loss) from discontinued operations	—	345	(69)	404
Net loss	(2,265)	(3,700)	(6,497)	(11,343)

Net change in unrealized loss on available-for-sale securities, net of reclassification adjustments and taxes	—	3	—	7
Total comprehensive loss	$(2,265)	$(3,697)	$(6,497)	$(11,336)

Net loss per share, basic
Loss from continuing operations	$(0.07)	$(0.13)	$(0.21)	$(0.38)
Income (loss) from discontinued operations	$—	$0.01	$—	$0.01
Net loss per common share	$(0.07)	$(0.12)	$(0.21)	$(0.37)

Net loss per share, diluted
Loss from continuing operations	$(0.07)	$(0.13)	$(0.21)	$(0.38)
Income (loss) from discontinued operations	$—	$0.01	$—	$0.01
Net loss per common share	$(0.07)	$(0.12)	$(0.21)	$(0.37)

Weighted-average shares used in computing net loss per share
Basic	31,042	31,038	31,042	30,838
Diluted	31,163	31,038	31,042	30,838

DURECT CORPORATION

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	As of	As of
	June 30, 2025	December 31, 2024 (1)

ASSETS
Current assets:
Cash and cash equivalents	$6,502	$11,011
Short-term Investments	—	792
Accounts receivable, net	511	453
Inventories, net	291	106
Prepaid expenses and other current assets	468	813
Total current assets	7,772	13,175
Property and equipment, net	29	41
Operating lease right-of-use assets	1,683	2,135
Goodwill	2,725	2,725
Long-term restricted investments	150	150
Other long-term assets	123	123
Total assets	$12,482	$18,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$393	$309
Accrued liabilities	4,860	4,771
Deferred revenue, current portion	320	—
Operating lease liabilities, current portion	1,098	1,082
Warrant liabilities	1,222	1,548
Total current liabilities	7,893	7,710
Operating lease liabilities, non-current portion	652	1,124
Other long-term liabilities	454	384
Stockholders’ equity	3,483	9,131
Total liabilities and stockholders’ equity	$12,482	$18,349

(1) Derived from audited financial statements.

SOURCE: DURECT Corporation

Investor Relations	Media Contact (DURECT)
Sandya von der Weid	Michael Fitzhugh
LifeSci Advisors	LifeSci Communications
svonderweid@lifesciadvisors.com	mfitzhugh@lifescicomms.com